Exhibit 99.1

NEW DIGITAL INFRASTRUCTURE CAMPUS TO BE BUILT AT HAWESVILLE

CHICAGO, Feb. 2, 2026 (GLOBE NEWSWIRE) -- Century Aluminum Company (NASDAQ: CENX) today announced the sale of the Hawesville, Kentucky site, which will be redeveloped by TeraWulf Inc. (NASDAQ:WULF) into a digital infrastructure campus supporting high-performance computing and artificial intelligence workloads. Century will retain a non-controlling minority equity stake, reflecting its continued interest in the site’s productive reuse and long-term benefits to the Hawesville community.

The redevelopment of the Hawesville site by TeraWulf is expected to create substantial new jobs, both construction and permanent skilled positions, and generate long-term economic activity for the region.

“We are very pleased to see the Hawesville site transition to productive use that will benefit Hawesville and the entire Commonwealth of Kentucky,” said Jesse Gary, Century’s President and Chief Executive Officer. “Our agreement allows us to remain connected to the project and supportive of the community as the site is redeveloped.”

The Hawesville redevelopment follows a series of other significant investments in the United States by Century. Century is already the largest producer of primary aluminum in the U.S. and, under President Trump’s leadership, has announced new investments in the last year that will more than double total U.S. domestic aluminum production. These investments include Century’s expansion of its Mt. Holly, South Carolina smelter and its new, cutting-edge 750,000MT smelter to be built in Inola, Oklahoma with partner Emirates Global Aluminium.

“Century is proud to be the largest producer of primary aluminum in the United States and is dedicated to continuing to invest domestically to meet the national security needs of the United States for this critical mineral,” Mr. Gary said.

Please see Century’s Form 8-K for information regarding the terms of the transaction.

BofA Securities served as exclusive financial advisor to Century. FBT Gibbons and Vedder served as legal counsel to Century.

About Century Aluminum Company

With its corporate headquarters located in Chicago, IL, Century Aluminum owns and operates primary aluminum smelting facilities in the United States and Iceland and is the majority owner and managing partner of the Jamalco alumina refinery in Jamaica. Visit www.centuryaluminum.com for more information.

Cautionary Statement

This press release and statements made by Century Aluminum Company and its management contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the "safe harbor" created by section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are statements about future events and are based on our current expectations. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. Our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings made with the Securities and Exchange Commission, there may be other factors that could cause actual results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investors: Chad Rigg, 312.696.3132, investorrelations@centuryaluminum.com

Media: Tawn Earnest, 614.698.6351, tawn.earnest@centuryaluminum.com

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